Exhibit 1.1

Ministry of Government and Consumer Services Ministere des Services gouvernementaux et des Services aux consommateurs

Certificate of Continuance	Certificat de maintien

Business Corporations Act	Loi sur les sociétés par actions

CANADIAN SOLAR INC.

Corporation Name / Dénomination sociale

1497760

Ontario Corporation Number / Numéro de société de l'Ontario

This is to certify that these articles are effective on	La présente vise à attester que ces statuts entreront en vigueur le

July 29, 2022 / 29 juillet 2022

Director / Directeur

Business Corporations Act / Loi sur les sociétés par actions

Ministry of Government and Consumer Services.	ministere des Services gouvernementaux et des Services aux consommateurs.
The Certificate of Continuance is not complete without the Articles of Continuance Certified a true copy of the record of the Ministry of Government and Consumer Services. Director/Registrar

Le certificat de maintien n'est pas complet s'il ne
contient pas les statuts de maintien

Copie certifiée conforme du dossier du
ministere des Services gouvernementaux et des
Services aux consommateurs.

Directeur ou registrateur

BCA - Articles of Continuance - CANADIAN SOLAR INC. - OCN:1497760 - July 29, 2022

Ministry of Government and Consumer Services

Articles of Continuance

Business Corporations Act

1. Corporation Name CANADIAN SOLAR INC.

2. Date of Incorporation/Amalgamation October 22, 2001

3. Name of jurisdiction the corporation is leaving Canada - British Columbia

4. The continuance was authorized by home jurisdiction on July 19, 2022

5. The corporation is continued in Ontario under the name CANADIAN SOLAR INC.

6. Registered Office Address 66 Wellington Street West, 4100, Toronto, Ontario, Canada, M5K 1B7

7. Number of Directors Minimum/Maximum Min 3 / Max 10

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.

Certified a true copy of the record of the Ministry of Government and Consumer Services.

Director/Registrar, Ministry of Government and Consumer Services

BCA - Articles of Continuance - CANADIAN SOLAR INC. - OCN:1497760 - July 29, 2022

8. The director(s) is/are:
Full Name	Huifeng CHANG 3000 Oak Road, #400, Walnut Creek, California, United States,
Address for Service	94597

Full Name	Leslie Li Hsien CHANG 8a Tregunter Tower Two 14 Tregunter Path Mid Level, Hong
Address for Service	Kong, ., China, .

Full Name Address for Service	Karl E. OLSONI 721 Woodhaven Lane, Naples, Florida, United States, 34108

Full Name Address for Service	Xiao Hua (shawn) QU 199 Lushan Road, Suzhou New District, ., China, 215129

Full Name Address for Service	Harry E. RUDA 21 Brookfield Road, Toronto, Ontario, Canada, M2P 1Bl

Full Name	Lauren C. TEMPLETON 115 Maple Avenue, Lookout Mountain, Tennessee, United
Address for Service	States, 37350

Full Name	Andrew (luen Cheung) WONG Flat B, 19/f Tower One, The Leighton Hill 2 Boardwood Road,
Address for Service	Happy Valley, Hong Kong, ., China, .

Full Name	Arthur (lap Tat) WONG 1208 Dragon Bay Villa Hou Sha Yu, Shun Yi District, ., China,
Address for Service	101302

Full Name Address for Service	Yan ZHUANG 199 Lushan Road Suzhou New District, Suzhou, ., China, 215129

9. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. If none, enter "None": None

10. The classes and any maximum number of shares that the corporation is authorized to issue: An unlimited number of common shares and an unlimited number of preferred shares, issuable in series.

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.

Certified a true copy of the record of the Ministry of Government and Consumer Services.

Director/Registrar, Ministry of Government and Consumer Services

BCA - Articles of Continuance - CANADIAN SOLAR INC. - OCN:1497760 - July 29, 2022

11. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors' authority with respect to any class of shares which may be issued in series. If there is only one class of shares, enter "Not Applicable":

The rights, privileges, restrictions and conditions attaching to the common shares and the preferred shares as a class are as follows: 1. Common Shares 1.1 Dividends. Subject to the prior rights of the holders of the preferred shares, the holders of the common shares shall be entitled to receive dividends declared by the board of directors of the Corporation. 1.2 Dissolution. Subject to the prior rights of the holders of the preferred shares, the holders of the common shares shall be entitled to receive the remaining property of the Corporation in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the property or assets of the Corporation among the shareholders for the purpose of winding up its affairs, whether voluntary or involuntary. 1.3 Voting. The holders of the common shares shall be entitled to one vote for each common shares held by them at all meetings of shareholders of the Corporation, except meetings at which the holders of the preferred shares are entitled to vote separately as a class or series. 2. Preferred Shares 2.1 One or More Series. The board of directors of the Corporation may issue one or more series of preferred shares at any time and from time to time. Before it issues any series of preferred shares, the board of directors of the Corporation shall fix the number of preferred shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the preferred shares of, such series, including without limitation: (a) the issue price per shares, which may be expressed in foreign currency, provided that the issue price per share shall not be less than C$1.00 (or its equivalent in a foreign currency at the date of issue) or more than C$100.00 (or its equivalent in a foreign currency at the date of issue); (b) the rate, amount or method of calculation of dividends, including whether such rate, amount or method shall be subject to change or adjustment in the future; (c) the method of payment of dividends, including whether such dividends shall be cumulative, non-cumulative, partially cumulative, deferred or payable on some other basis; (d) the date or dates, manner and currency or currencies of payment of dividends; (e) the restrictions, if any, on the payments of dividends on any Junior Shares (defined below); (f) the rights and obligations, if any, of the Corporation to redeem or purchase the shares, including the prices and other terms of redemption or purchase; (g) the terms of any share purchase plan or sinking or similar fund providing for the purchase or redemption of the shares; (h) the rights, if any, of the holders of the shares to retract the shares, including the prices and other terms of retraction; (i) the rights, if any, of the holders of the shares or the Corporation to convert or exchange the shares for other securities of the Corporation or any other entity and the rates and other terms of conversion or exchange; (j) the voting rights, if any, attached to the shares; and (k) the preferences, if any, of the shares over any Junior Shares with respect to the distribution of assets of the Corporation in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary. "Junior Shares" means the common shares and any other shares of the Corporation ranking junior to the preferred shares with respect to the payment of dividends and with respect to the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary. 2.2 Dissolution. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, before any amount shall be paid to, or any property distributed among, the holders of the common shares, the holders of the preferred shares shall be entitled to receive: (a) the amount paid up on such shares or such other amount or amounts as have been provided for with respect to such shares; (b) the premium, if any, provided for with respect to such shares; (c) in the case of shares entitled to cumulative dividends, any unpaid cumulative dividends on such shares; and (d) in the case of shares entitled to non-cumulative dividends, any declared but unpaid noncumulative dividends on such shares. After payment of the amounts payable to them, the holders of the preferred shares shall not be entitled to share in any further distribution of the property and assets of the Corporation. 2.3 Voting. Except where the rights, privileges, restrictions and conditions attaching to a series of preferred shares otherwise provide, the holders of the preferred shares shall not be not entitled as such to receive notice of, or to attend or vote at, a meeting of the shareholders of the Corporation. Except where the rights, privileges, restrictions and conditions attaching to a series of preferred shares otherwise provide, on any poll taken at any meeting of the holders of preferred shares, whether as a class or a series or two or more

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.

Certified a true copy of the record of the Ministry of Government and Consumer Services.

Director/Registrar, Ministry of Government and Consumer Services

BCA - Articles of Continuance - CANADIAN SOLAR INC. - OCN:1497760 - July 29, 2022

series, each holder of preferred shares entitled to vote at the meeting shall have one one-hundredth of a vote in respect of each C$1.00 (or its equivalent in a foreign currency at the date of issuance) of the issue price for each preferred share held. Except where the rights, privileges, restrictions and conditions attaching to a series of preferred shares otherwise provide, the formalities to be observed with respect to the giving of notice of, and voting at, any meeting of holders of preferred shares, including without limitation, the quorum therefor, shall be those from time to time prescribed by the bylaws of the Corporation or by standing resolutions of the board of directors of the Corporation with respect to meetings of shareholders. 2.4 No Voting Required. Subject to the rights, privileges, restrictions and conditions attaching to a series of preferred shares, the Corporation may, without the approval or consent of the holders of the preferred shares voting separately as a class or series, at any time and from time to time: (a) create one or more other classes of shares ranking on a parity with the preferred shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary; (b) if all dividends on each outstanding series of preferred shares accrued to the most recently preceding date for the payment of dividends on such series shall have been declared and paid or set apart for payment, create one or more other classes of shares ranking superior to the preferred shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary; (c) increase any maximum number of authorized shares of any other class of shares; and (d) effect an exchange, reclassification or cancellation of all or part of the preferred shares. 2.5 No Pre-Emptive Rights. The holders of the preferred shares shall not be entitled as such to subscribe for, purchase or receive any part of any issue of securities of the Corporation, now or hereafter authorized, or any rights to acquire the same, otherwise than in accordance with any conversion, exchange or other rights which may from time to time be attached to any series of preferred shares.

12.The issue,transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows. If none, enter "None":

None

13.Other provisions

1. Authority to Hold Meetings of Shareholders Outside of Canada Meeting of the shareholders of the Corporation may be held at a place within Canada determined by the directors or, if determined by the directors, outside Canada in New York, New York, United States of America, Los Angeles, California, United States of America, London, England, the Hong Kong Special Administrative Region of The People's Republic of China or Shanghai, The People's Republic of China. 2. Authority to Appoint Additional Directors The board of directors of the Corporation shall fix and may change the number of directors within the minimum and maximum of directors provided for in the Articles of the Corporation. The board of directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

14.The corporation is to be continued under the Business Corporations Act to the same extent as if it had been incorporated under this Act .

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.

Certified a true copy of the record of the Ministry of Government and Consumer Services.

Director/Registrar, Ministry of Government and Consumer Services

BCA - Articles of Continuance - CANADIAN SOLAR INC. - OCN:1497760 - July 29, 2022

15.The corporation has complied with subsection 180(3) of the Business Corporations Act.

The articles have been properly executed by the required person(s).

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.

Certified a true copy of the record of the Ministry of Government and Consumer Services.

Director/Registrar, Ministry of Government and Consumer Services

BCA - Articles of Continuance - CANADIAN SOLAR INC. - OCN:1497760 - July 29, 2022

Supporting Document -Constating Document from Governing Jurisdiction

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.

Certified a true copy of the record of the Ministry of Government and Consumer Services.

Director/Registrar, Ministry of Government and Consumer Services

BCA - Articles of Continuance - CANADIAN SOLAR INC. - OCN:1497760 - July 29, 2022

     Supporting Information - Nuans Report Information

Nuans Report Reference #	121637309
Nuans Report Date	July 04, 2022

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.

Certified a true copy of the record of the Ministry of Government and Consumer Services.

Director/Registrar, Ministry of Government and Consumer Services